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                                                                     EXHIBIT 4.1

                      Carnegie International Corporation

                   AMENDED AND RESTATED STOCK INCENTIVE PLAN
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     Carnegie International Corporation, a Colorado corporation (the "Company")
adopted the Company's 1998 Stock Option Plan (the "1998 Plan") by action of the Company's Board of Directors on July 15, 1998, subject to shareholder approval. The 1998 Plan provides only for stock options, both qualified and non-qualified, and does not make provision for grants of restricted stock and stock appreciation rights. Under the 1998 Plan, the Company reserved Two Million (2,000,000) shares of its common stock, no par value, for issuance upon the exercise of options granted thereunder. The Company now desires to amend and restate the 1998 Plan in its entirety, and, in order to accomplish this purpose, sets forth as follows:

     1. Purpose. The purpose of the Carnegie International Corporation Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of Carnegie International Corporation, a Colorado corporation (the "Company"), by retaining and attracting key employees, non-employee directors and consultants of the Company through the use of stock incentives utilizing the Company's common stock (the "Company Stock"). It is believed that ownership of Company Stock will stimulate the efforts of those employees, consultants and directors of the Company upon whose efforts, interest and judgment the Company is and will be largely dependent for success. It is also believed that Incentive Awards granted to employees and directors under this Plan will strengthen their desire to remain with the Company and will further identify the interests of those employees and directors with the interests of the Company's shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          "1933 Act" means the Securities Exchange Act of 1933, as amended.

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          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Applicable Withholding Taxes" means the aggregate amount of any federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option or Stock Appreciation Right, or the lapse of restrictions with respect to Restricted Stock.

          "Board" means the board of directors of the Company.

          "Change of Control" means the occurrence of any event deemed by the Committee, in its sole discretion, to constitute a Change of Control of the
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Company, and shall include an event described in (i), (ii), (iii), or (iv):

               (i) The acquisition by a Group of Beneficial Ownership of 50% or more of the Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition by the Company (or a subsidiary), or an employee benefit plan of the Company; or (B) any acquisition of Common Stock of the Company by management employees of the Company. For purposes of this Section, "Group" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act, "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the 1934 Act, "Stock" means the then outstanding shares of common stock, and "Voting Power" means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

               (ii) Individuals who constitute the Board on the date immediately after the Company Stock becomes Publicly Traded (the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual's initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act).

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               (iii)  Approval by the shareholders of the Company of a
reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

               (iv) A complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the committee appointed by the Board (as described in Section 14), or the entire Board, if no committee is appointed, to administer this Plan.

          "Company" means Carnegie International Corporation, a Colorado corporation.

          "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (including any change in connection with Company Stock becoming Publicly Traded) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

          "Consultant" means any person who is engaged by the Company, the Parent or a Subsidiary to render consulting or advisory services and is compensated for such services.

          "Date of Grant" means the date on which an Incentive Award is granted by the Committee or such later date specified by the Committee as the date as of which the grant of the Incentive Award is to be effective.

          "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

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          "Employee" means an individual employed by the Company or the Parent or a Subsidiary of the Company.

          "Fair Market Value" means the value of a share of Company Stock, determined as follows:

               (i)    if such Company Stock is then quoted on the Nasdaq
National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in The Wall Street Journal;
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               (ii)   if such Company Stock is then listed on a national
securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Company Stock is listed or admitted to trading, as reported in The Wall Street Journal;
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               (iii)  if such Company Stock is not quoted on the Nasdaq National
Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in The Wall Street Journal; or
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               (iv)   if none of the foregoing is applicable, by the Committee
in good faith.

          "Incentive Award" means, collectively, an award of Restricted Stock, an Option or a Stock Appreciation Right granted under the Plan.

          "Incentive Stock Option" means an Option intended to meet the requirements of, and to qualify for favorable federal income tax treatment under, Section 422 of the Code. Incentive Stock Options may be granted only to Employees.

          "Mature Shares" means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

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          "Non-Employee Director" means a member of the Board who is not an
Employee of the Company or the Parent or a Subsidiary of the Company, as defined in Rule 16b-3 under the 1934 Act.

          "Nonstatutory Stock Option" means an Option which does not meet the requirements of Section 422 of the Code, or even if meeting the requirements of
Section 422 of the Code, is not intended to be an Incentive Stock Option and is so designated.

          "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

          "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Section 424(e) of the Code.

          "Participant" means an Employee, Non-Employee Director or Consultant who receives an Incentive Award under the Plan.

          "Publicly Traded" means a registration statement with respect to Company Stock that was filed by the Company with the Securities and Exchange Commission has become effective.

          "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

          "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the 1934 Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendment to Rule 16b-3 enacted after the effective date of the Plan's adoption. The provisions of the Plan relating to Rule 16b-3 shall be applicable only if the Company Stock is Publicly Traded.

          "Stock Appreciation Right" means a right to receive amounts from the Company granted pursuant to Section 8 of the Plan.

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          "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code Section 424(f).

          "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

          "Taxable Year" means the fiscal period used by the Company for reporting taxes or income under the Code.

     3. General. The following types of Incentive Awards may be granted under the Plan: Restricted Stock, Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights.

     4. Stock. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 10,000,000 shares of Company Stock, which shall be authorized but unissued shares. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an existing Incentive Award. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall, to the extent permissible under Rule 16b-3 if the Company Stock is Publicly Traded, include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes.

     5.   Eligibility.

          (a) Any Employee, Non-Employee Director or Consultant of the Company (or Parent or Subsidiary of the Company) who, in the judgment of the Committee has contributed or

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can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section
14 hereof, to select eligible Participants to receive Incentive Awards and to determine for each Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award. Both the Board and the Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Non-Employee Directors and Consultants to receive Incentive Awards and to determine for each Non-Employee Director or Consultant the nature of the award and the terms and conditions of each Incentive Award.

          (b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an Employee, Non-Employee Director or Consultant any particular amount of remuneration, to continue the employment of the Employee after the grant or to make further grants to the Employee, Non-Employee Director or Consultant at any time thereafter.

     6.   Restricted Stock Awards.

          (a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant shall become an award agreement between the Company and the Participant and certificates representing the shares shall be issued and delivered to the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

          (b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set

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forth in the Participant's award agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

          (c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

          (d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

          (e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

          (f) Each Employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, the Employee may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Company may require the

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Participant to execute a shareholder agreement or such other form of agreement as it may deem appropriate as a condition to permitting restrictions on Restricted Stock to lapse.

     7.   Stock Options.

          (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible person stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 8 hereof) and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

          (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. If the employee is a 10% Shareholder and the Option is an Incentive Stock Option, the exercise price shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

          (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

               (i) No Incentive Stock Option may be exercised after ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant.

               (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which incentive stock options are exercisable for the

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first time during the calendar year does not exceed $100,000 (the "Limitation
Amount"). Incentive Stock Options granted under the Plan and similar incentive options granted under all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

               (iii) An Incentive Stock Option shall be subject to such other conditions on exercise as may be imposed under the Code.

          (d) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

     8.   Stock Appreciation Rights.

          (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award.

          (b) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

               (i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the

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Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

               (ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

               (iii) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

               (iv) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

          (c) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

               (i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

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               (ii)   A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock
Appreciation Right exceeds the Fair Market Value of the Company Stock on the
Date of Grant of the Stock Appreciation Right.

          (d) The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

     9.   Method of Exercise of Options and Stock Appreciation Rights.

          (a) Options and Stock Appreciation Rights may be exercised by the Participant by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option, or the Committee by separate action, so permits, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iv)

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deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

          (b) The Company may require the Participant to execute a shareholder agreement or such other form of agreement as it may deem appropriate as a condition to transfer of Company Stock to the Participant upon exercise of an Option or a Stock Appreciation Right. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

          (c) Each Employee shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

          (d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Right agreement so provides, or the Committee by separate action so provides, an Employee may, subject to the provisions set forth below, elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of

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Company Stock that would satisfy all or a specified portion of the Applicable
Withholding Taxes. The Committee shall have sole discretion to approve or disapprove any such election.

          (e) Notwithstanding anything herein to the contrary, if the Company Stock is Publicly Traded, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

     10. Nontransferability of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall not be transferable except to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.

     11. Effective Date of the Plan. This Plan shall be effective as of August 27th, 2001.

     12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of the business day that is the day immediately preceding the ten year anniversary of the effective date (as provided in Section 11). No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by the Code or applicable federal or state securities law, or regulations thereunder, no change shall be made that materially increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13 hereof), materially expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized in accordance with the provisions of the Charter of the Company. Notwithstanding the foregoing, the Board may amend the Plan and unilaterally amend Incentive Awards as it deems appropriate to ensure compliance with applicable federal or state securities laws or regulations thereunder and to cause

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Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Incentive Award previously granted to him.

     13.  Change in Capital Structure.

          (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4 hereof, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

          (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

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          (c)  Notwithstanding anything in the Plan to the contrary, the
Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     14. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not less than two Non-Employee Directors of the Board if the Company Stock is Publicly Traded, who shall be appointed by the Board. Subject to paragraph (d) below, if the Company Stock is Publicly Traded, the Committee shall be the Compensation Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

          (a) The Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted,
(xii) whether to approve a Participant's election (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to

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have the Company withhold from the shares to be issued upon the exercise of a
Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

          (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

          (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

          (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

          (e) With respect to Non-Employee Directors, the Board or the Committee shall be authorized to make grants of Restricted Stock and Nonstatutory Stock Options in its discretion, provided such grants are made in compliance with other provisions of the Plan. In such case, the

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

Board shall hold the same general and specific authority granted to the Committee under this Section 14 and other provisions of the Plan.

     15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     16. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

     17. Compliance with Law. Notwithstanding any other provision of this Plan, Incentive Awards may be granted pursuant to this Plan, and Company Stock may be issued pursuant to the exercise thereof by a Participant, only after there has been compliance with all applicable federal and state securities laws, and such grants and issuances will be subject to this overriding condition. The Company will not be required to register or qualify Company Stock with the Securities and Exchange Commission or any state agency.

     18. Stock Certificates. Any certificates representing Company Stock issued pursuant to the exercise of Incentive Awards will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of Company Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this Plan have been complied with.

     19. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.

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Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange or national market system upon which the Common Stock is then listed or traded.

     20. Amendment and Discontinuance. The Board may amend, suspend or discontinue this Plan at any time or from time to time, but no such action may alter or impair any Incentive Award previously granted under this Plan without the consent of the holder of such Incentive Award.

     21. Citations to Statutes. References in this Plan to any statutes, regulations, or portions thereof are intended to refer to the statutes, regulations, or portions thereof in force at the time of the Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor statutes, regulations or portions thereof resulting from recodification, renumbering, or other enactment or promulgation.

     22. Governing Law. This Plan will be governed by, and construed in accordance with, the laws of the State of Colorado.

     23. Copies of Plan. A copy of this Plan will be delivered to each Participant at or before the time he or she executes any agreement pursuant to this Plan.

          IN WITNESS WHEREOF, this Stock Incentive Plan has been executed this 27th day of August, 2001.

                                   CARNEGIE INTERNATIONAL CORPORATION
                                   a Colorado corporation

                                   By: _______________________
                                        Lowell Farkas,
                                        President and Chief Executive Officer

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